Exhibit 10.6

CONFIDENTIAL TREATMENT REQUESTED.
Confidential portions of this document have been redacted and have been separately filed with the Commission.

lbrgROUP, iNC.

Commodity Advisory Agreement

THIS AGREEMENT is made between LBRGroup, Inc., registered under the Commodity Exchange Act, as amended, as a commodity trading advisor (hereinafter the “Advisor”), and the undersigned (hereinafter the “Client”).

1. Client’s Account. The Client will open a commodity trading account (the “Account”) with the futures commission merchant identified below (the “Broker”). The initial deposit, all subsequent deposits to and withdrawals from the Account, and all transactions effected in the Account shall be subject to this Agreement. The Client represents that he/she has significant additional resources beyond any funds that are now or may in the future be deposited in the Account and that all funds in the Account represent only risk capital to the Client. The Client will not enter any orders in the Account and will not authorize or permit any other person, besides the Advisor, to do so.

2. Client Representations. (a) The Client represents and warrants that he/she is of legal age to be bound by this Agreement and is legally competent, and that no other person has, or will have as a result of any action of the Client, any interest in or right to the Account, except as disclosed to the Advisor. The Client further represents and warrants that he/she is financially able to accept the risks of trading commodity interests.

(b) The Client represents and warrants that either (i) it is not a “commodity pool” as that term is defined under the regulations of the Commodity Futures Trading Commission (“CFTC”) or (ii) it is a commodity pool but its commodity pool operator is not required to register as such with the CFTC or (iii) it is a commodity pool and its commodity pool operator is registered as such with the CFTC and is a member of the National Futures Association (“NFA”).

3. Power of Attorney. The Client hereby gives and grants to the Advisor, as his/her agent and attorney in fact, full power and authority in his/her name, place and stead:

(i)          to buy, sell (including short sales), spread or otherwise trade in commodity interests, which includes commodity futures contracts, commodity options, forward contracts, and any other items which are presently, or may hereafter become, the subject of commodity trading, on margin or otherwise, on exchanges or in markets located in the United States or abroad through the Broker:

(ii)          to make all trading decisions for the Account, without consultation with the Client and without notice to or approval from the Client with respect to such trading decisions, and all such trades shall be for the account of and the risk of the Client; and

(iii)          to  to select one or more executing brokers to “give-up” trades to the Broker and to enter into give-up agreements with such executing brokers as the Client’s authorized agent.

4. Acknowledgement of Risks Associated with Commodity Trading and Lack of Guarantee by the Advisor. The Client is aware of the speculative nature and the high risks associated with commodity trading, which include the risk that the Client may incur trading losses in an amount which is greater than the capital contributed to the Account. The Client acknowledges that no “safe” trading system has ever been devised, and that no one can guarantee profits or freedom from loss in commodity trading. The Advisor cannot and does not imply or guarantee that the Client will make a profit and it is agreed that the Advisor will not be held responsible for trading losses in the Account. The Advisor makes no representation or warranty that the advice provided by it will result in any profit for the Client, that the Client will not incur losses or that such losses will be limited. The Client is aware of the possibility that the Account may lose an amount in excess of his/her investment and that the Client will be liable for any resulting deficit in the Account. The Advisor cannot give any assurance to the Client as to the extent of any such potential loss.

5. Additions to and Withdrawals from the Account. The Client may deposit additional funds in the Account at any time, but may only withdraw from the cash balance of the Account to the extent consistent with margin requirements of the Broker and applicable contract markets. The Client recognizes that the potential profitability of the Account depends upon uninterrupted investment of capital, and that reduction of the Account’s net asset value could materially and adversely affect the diversification among commodities traded in the Account and the potential profitability of the Account.

6. Fees. (a) The Client agrees to pay the Advisor (i) a monthly management fee based on the Account’s Net Asset Value as of the close of business on the last trading day of each month and (ii) a quarterly incentive fee based on the Account’s Net Trading Profits as of the close of business on the last trading day of each quarter, as specified below.

(b) Net Asset Value shall mean the Account’s total assets less total liabilities. Net Asset Value will include the sum of all cash and any unrealized profit or loss on securities and open commodity positions. All securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price determined by the exchanges on which such positions are maintained and, with respect to United States Treasury Bills, their cost plus accrued interest. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to closing of the exchange on which positions are maintained, the contract will be valued at the settlement price as determined by the exchange on the first subsequent day on which the position could be liquidated. If notional funds are used to trade the Account, Net Asset Value shall also include the amount of such notional funds in calculating the management fee.

(c) Net Trading Profits is equal to the excess, if any, of the Account's Net Asset Value at the end of the quarter over its Net Asset Value at the end of the highest previous quarter or its Net Asset Value at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on the Account's Net Asset Value resulting from new capital contributions or capital withdrawals, if any, made during the period, whether the assets are held separately or in a margin account. Losses attributable to capital withdrawals shall not be carried forward. Net Trading Profits shall include interest or other income not directly related to trading activity.

(d) The monthly management fee is due and payable on the last business day of each calendar month and the quarterly incentive fee is due and payable on the last business day of each calendar quarter. Fees will be billed by the Advisor, with the billing sent directly to the Client for payment authorization. The Client agrees to provide instruction to the Broker for payment of such fees to the Advisor upon Client’s approval of billing received from the Advisor. The Client understands that the Advisor may share a portion of its fees with service providers, including the Broker, which may introduce or refer the advisory services of the Advisor and/or remit such fees to its associated persons that act in such capacity.

7. Responsibilities of the Broker. The Client recognizes that the Advisor will transmit orders on his/her behalf to the Broker and/or the introducing broker, if any, but will not directly execute such orders. The Advisor shall not be responsible for any acts, omissions or errors of the Broker or the introducing broker in executing or introducing such orders. The Broker will furnish the Client with confirmations of all transactions effected in the Account, monthly statements showing information concerning trading activities in the Account, and other account statements customarily furnished by the Broker to its customers. The furnishing of such reports shall be the sole responsibility of the Broker, and the Client recognizes that the Advisor is not required to furnish such reports to the Client. The Client authorizes the Broker to forward to the Advisor copies of all confirmations, statements or reports sent by the Broker to the Client. The Client understands that the Broker, rather than the Advisor, will have full custody of the Client’s funds and commodity market positions and that the Client will be required to pay brokerage commissions to the Broker with respect to all transactions effected in the Account.

8. Term. This Agreement shall automatically terminate upon written notice to the Advisor of the death, legal disability, or bankruptcy of the Client. Either party may terminate this Agreement by giving the other written notice that the party elects to terminate the Agreement. If either party terminates this Agreement, management and incentive fees payable to the Advisor will be calculated as if the date of termination were the end of the calendar quarter. Unless otherwise specified, in writing, by the Client upon the termination of this Agreement as provided herein, the Advisor will direct the Broker to close out all open positions in the Account by entering market orders at the opening of the next business day. No such termination shall affect any liability of either party hereunder arising prior to the closing-out of the Account, including, without limitation, the Client’s liability for fees as provided in Section 7 hereof. The Client shall be liable for all costs, expenses and losses incurred in liquidating open positions upon termination.

9. Management of Other Accounts by the Advisor. The Client acknowledges that the Advisor currently advises and manages other commodity accounts and intends to do so in the future. The Client also acknowledges that the Advisor’s trading methods are proprietary and agrees not to disclose any of the Advisor’s trading recommendations to any third party without the Advisor’s prior written consent.

10. Assignment. This Agreement shall not be assignable by the Client or the Advisor and shall be binding upon the parties hereto, their heirs, respective legal representatives, successors and assigns and no other person shall have any right or obligation under it.

11. Indemnification. The Client agrees that the Advisor and its principals and employees shall not be liable to the Client except by reason of intentional misconduct or gross negligence, or for not having acted in the reasonable belief that their actions were in, or were not opposed to, the best interests of the Client. The Client agrees to indemnify the Advisor and its principals and employees for all liabilities, losses or expenses incurred in the performance of services contemplated by this Agreement (including reasonable attorneys fees), provided, that there have been no final judicial determination that such liability was the result of gross negligence or intentional misconduct, and, provided further, that the conduct which was the basis for such liability was done in a reasonable belief that it was in, or not opposed to, the best interests of the Client. If the Advisor or its principals or employees are made parties to any claim, dispute or litigation or otherwise incur any liabilities, losses or expenses in connection with the Client’s obligations or activities unrelated to the Account or the services to be rendered by Advisor under this Agreement, the Client shall indemnify and reimburse the Advisor and such other person(s), as the case may be, for all liabilities, losses and expenses incurred, including reasonable attorneys fees. The right of the Advisor to indemnification shall survive the termination of this Agreement for any reason.

12. Amendment; Waiver. This Agreement may not be amended except by a written instrument signed by the parties hereto. Neither this Agreement nor any provisions hereof shall be waived, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, discharge or termination is sought.

13. Counterparts. This Agreement may be executed through separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

14. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, warranties, covenants or other agreements except as stated or referred to herein.

15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois as applied to residents of that state executing contracts wholly to be performed in that state.

17. Choice of Jurisdiction. The parties agree that any action or proceeding arising, directly, indirectly, or otherwise, in connection with, out of, or from this Agreement, any breach hereof, or any transaction covered hereby shall be resolved, whether by arbitration or otherwise, within the State of Illinois. Accordingly, the parties consent and submit to the jurisdiction of the United States Federal and state courts located within the State of Illinois. The parties further agree that any such relief whatsoever in connection with this Agreement shall be commenced by such party exclusively in the United States Federal or state courts, or before an arbitral body, located within the State of Illinois.

18. Notices. Any notice, demand or other communication which a party hereto may be required, or may elect, to give to any other party hereunder shall be in writing and shall be delivered by hand, facsimile, email, regular mail or by overnight delivery service with signature required upon delivery and confirmed by registered air mail, return receipt requested, if delivered by hand, facsimile, email or regular mail. Any notice, demand or other communication shall be effective upon receipt. Any notice given to the Advisor shall be delivered to 209 W Jackson Blvd, Ste 600, Chicago, Illinois 60606, and to the Client at the address set forth below.

19. Paragraph Headings. Paragraph headings in no way define, extend, or describe the scope of this Agreement or the effect of any of its provisions.

THE SPACE

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Signature page—Please complete and sign below

PRIVACY NOTICE: The information supplied in this Commodity Advisory Agreement will be disclosed to no one except as permitted by law, such as lawyers, accountants, auditors and regulators.

1. Name: ADF Trading Company VIII, LLC

2. Primary Residence Address:

3. Primary Residence Telephone Number:

4. Date of Birth:

5. Principal Occupation or Business: Segregated trading LLC for the benefit of Aspen Diversified Fund LLC, a registered commodity pool

6. Business Address: 4200 Northside Parkway, Building 11, Suite 200, Atlanta, GA 30327

7. Business Telephone Number: (404) 879-5130

8. Social Security Number or Other Tax Identification Number: 27-4086571

9. Name and Address of the Broker for the Account: Newedge USA, LLC

10. Amount of initial deposit:

11. Do you feel that you have an adequate understanding of the high risks associated with trading commodity interests, which include the speculative nature of such trading and the risk that you may incur trading losses in an amount which is greater than the capital contributed to your account?

[X] Yes [   ]No

12. Have all questions that you may have had concerning a managed commodity trading account been answered to your full satisfaction?

[X] Yes [   ] No

13. Please state your estimated annual income:

14. Please state your approximate net worth: $116,899,845 AUM as of October 31, 2010

15. Have you ever traded futures contracts either for your own account or in a managed account program or pool?

[X] Yes [   ] No

If Yes, please explain: Aspen Diversified Fund is a commodity pool fund-of-funds which invests in other commodity pools and managed accounts.

16. Have you ever had a securities brokerage account or invested in a mutual fund?

[   ] Yes [X] No

If Yes, please explain:

17. I agree to pay the Advisor (i) a monthly management fee of ***% (***% annually) of the Account’s Net Asset Value and (ii) a quarterly incentive fee equal to ***% of the Account’s Net Trading Profits.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day, month and year set forth below.

Client(s): ADF Trading Company VIII, LLC	LBRGroup, Inc.:

Address: 4200 Northside Pkwy, Bldg. 11, Ste. 200	209 W Jackson Blvd., Ste 600

City: Atlanta St GA Zip: 30327	Chicago, IL 60606

Telephone: (404) 879-5126	847-272-3432

/s/ Adam Langley December 21, 2010	By: /s/ Linda Raschke 12-21-10
Signature of Client Date	Signature of Authorized Principal Date

__________________

*** Confidential material redacted and filed separately with the Commission.

lbrgROUP, iNC.

Arbitration Agreement

THIS AGREEMENT is made between LBRGroup, Inc., registered under the Commodity Exchange Act, as amended, as a commodity trading advisor (hereinafter the “Trading Advisor”), and the undersigned (hereinafter “Client”). In consideration of the performance of advisory services by the Advisor for and on behalf of the Client, the Client hereby agrees to the following:

1. Any dispute or controversy between the Advisor and the Client shall, except as provided below, be resolved by arbitration in accordance with the rules of a qualified forum.

2. THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION (CFTC) AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

BY SIGNING THIS AGREEMENT, YOU: (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW; AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR THE ADVISOR MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF THE ADVISOR INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 “REPARATIONS” PROCEEDING BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

YOU NEED NOT SIGN THIS AGREEMENT TO OPEN AN ACCOUNT WITH THE ADVISOR. SEE 17 CFR 180.1-180.5.

3. At such time as the Client may notify the Advisor that he/she intends to submit a claim to arbitration, or at such time as the Advisor notifies the Client of his intent to submit a claim to arbitration, the Client will have the opportunity to elect a qualified arbitration forum for conducting the proceeding. Within ten business days after the Client notifies the Advisor of his intent to submit a claim to arbitration, or the Advisor so notifies the Client, the Advisor will provide the Client with a list of certain qualified forums for such arbitration pursuant to the requirements of the regulations of the Commodity Futures Trading Commission. The Client shall, within 45 days after receipt of such list, notify the Advisor of the forum selected. The Client’s failure to provide such notice shall give the Advisor the right to select a forum from the list.

4. If a dispute or controversy is submitted to arbitration, the Client will have the right to have the dispute or controversy heard by a mixed panel of arbitrators. If the dispute or controversy is heard by a contract market, a mixed panel will be composed of a majority of arbitrators who are not associated with any contract market, the members of any contract market, or the employees of members of any contract market. If the dispute or controversy is heard by a registered futures association, a mixed panel will be composed of a majority of arbitrators who are not associated with the registered futures association, its members, or the employees of its members. If the Client chooses to have a dispute or controversy heard by a mixed panel, the Advisor will pay any incremental fees which may be assessed by the arbitration forum for providing a mixed panel, except that the Client will be required to pay such fees if the arbitrators in the proceeding decide that the Client acted in bad faith in initiating or conducting the proceeding.

5. If, by reason of any applicable statute, regulation, exchange rule or otherwise, other than the Client’s right to commence reparations proceedings under Section 14 of the Commodity Exchange Act, the Client’s advance agreement to submit a dispute or controversy to arbitration is not enforceable by the Advisor, then the Client shall not enforce the Advisor’s advance agreement to submit to arbitration.

6. Any award rendered in such arbitration shall be final and binding on and enforceable against the Client in accordance with the laws of the State of Illinois.

7. The Client agrees that if he/she seeks reparations under Section 14 of the Commodity Exchange Act and the Commodity Futures Trading Commission declines to institute reparation proceedings, the claim or grievance will be subject to this Arbitration Agreement. Any claim or grievance that is not subject to the reparations procedure (i.e. does not constitute a violation of the Commodity Exchange Act or the rules thereunder) must be submitted to arbitration pursuant to this Arbitration Agreement.

8. This Arbitration Agreement shall survive the termination of the Commodity Advisory Agreement by and between the parties hereto and may not be altered, modified or terminated without the signed written consent of all parties hereto.

9. The Client acknowledges that he understands, agrees with and consents to this Arbitration Agreement.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day, month and year set forth below.

Client(s)	LBRGroup, Inc.:

/s/ Adam Langley December 21, 2010	By: /s/ Linda Raschke 12-21-10
Signature of Client Date	Signature of Authorized Principal Date